Applied Digital Reports Fiscal Second Quarter 2026 Results
DALLAS, TX – January 7, 2026 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking and blockchain workloads, reported financial results for the fiscal second quarter ended November 30, 2025. The Company also provided operational updates.
Fiscal Second Quarter 2026 Continuing Operations Financial Highlights
•Revenues: $126.6 million, up 250% from the prior year comparable period
•Net loss attributable to common stockholders: $31.2 million, down 76% from the prior year comparable period
•Net loss attributable to common stockholders per basic and diluted share: $0.11, down 82% from the prior year comparable period
•Adjusted net income: $0.1 million
•Adjusted net income per diluted share: $0.00
•Adjusted EBITDA: $20.2 million
Adjusted Net Income from Continuing Operations, Adjusted Net Income from Continuing Operations per Diluted Share, and Adjusted EBITDA are non-GAAP measures. A reconciliation of each of these Non-GAAP Measures to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States (“GAAP”) is set forth below. See “Reconciliation of GAAP to Non-GAAP Measures.”
Recent Highlights
•Achieved Ready‑for‑Service at Polaris Forge 1, delivering 100 MW on schedule and fully energizing the first building (ELN-02), marking completion of the first of three contracted buildings and advancing the 400 MW AI Factory campus for CoreWeave.
•Announced an approximately 15‑year lease with a U.S. based investment‑grade hyperscaler for 200MW of AI and HPC capacity at the under‑construction Polaris Forge 2 campus, with phased delivery across two buildings beginning in 2026, expected to deliver approximately $5 billion in revenue.
•Completed a $2.35 billion private offering of 9.25% senior secured notes due 2030, issued at 97% of par, with proceeds allocated to construction of the 100 MW (ELN‑02) and 150 MW (ELN‑03) facilities at Polaris Forge 1, repayment of the SMBC Loan, and establishment of required debt service reserves.
•Drew an additional $562.5 million from Macquarie Asset Management under the Company’s preferred equity financing facility of up to $5.0 billion, providing capital for the AI Factories at Polaris Forge 1 and Polaris Forge 2.
•Invested $15 million into, and led, a $25 million funding round for Corintis, a developer of advanced direct‑to‑chip liquid‑cooling technology, strengthening Applied Digital’s leadership in high‑density, AI‑optimized data centers and supporting the scale‑up of next‑generation cooling solutions essential for ultra‑high‑performance compute.
Subsequent to the Quarter
•Drew $337.5 million from Macquarie Asset Management under the Company’s preferred equity financing facility of up to $5.0 billion, providing capital for continued development of Polaris Forge 1.

•Entered into a development loan facility with Macquarie Equipment Capital to fund pre‑lease sourcing, planning, and construction activities for new AI Factory campuses, including an initial $100 million intended to support development work for multiple sites and currently engaged in advanced negotiations with another investment‑grade hyperscaler.
•Announced plans to spin out Applied Digital Cloud and combine it with EKSO Bionics Holdings (Nasdaq: EKSO) through a proposed business combination to form ChronoScale (the "Business Combination"), a dedicated accelerated‑compute platform for GPU‑optimized AI infrastructure, with Applied Digital expected to initially own over 80% of the combined company upon closing.
Management Commentary
Applied Digital has now signed leases with two hyperscalers across two campuses in North Dakota. CoreWeave holds 400 MW under contract at Polaris Forge 1, representing approximately $11 billion of prospective lease revenue over the term of its leases, while a U.S. based investment-grade hyperscaler holds 200 MW at Polaris Forge 2, representing approximately $5 billion of prospective lease revenue over the term of its lease. Collectively, these lease agreements bring total leased capacity to 600 MW and aggregate prospective lease revenue to approximately $16 billion before exercise of any renewal options.
During the quarter, Polaris Forge 1 reached Ready-for-Service, delivering 100 MW on schedule and fully energizing the first building (ELN-02). This marks the completion of the first of three contracted buildings at the campus and represents a significant milestone in the 400 MW AI Factory buildout for CoreWeave. As a result, CoreWeave paid approximately $85.0 million this quarter, including $73.0 million for tenant fit-out activities, and Applied Digital recognized $12.0 million in partial-quarter lease revenue. Additionally, the legacy data center hosting business contributed over $41.6 million in revenue.
“The Dakotas represent a compelling region for hyperscalers due to their cool climate and abundant energy. We believe our first-mover advantage, combined with our proven ability to execute technically complex data center construction, positions Applied Digital with a strong competitive advantage. Having already secured two hyperscalers in the region, inbound demand has increased meaningfully. We are also in advanced discussions with another investment-grade hyperscaler across multiple regions, including additional locations in the Dakotas and select southern U.S. markets. While there can be no assurance of future contracts, we believe we are well positioned to begin construction in the near term on these new sites,” said Wes Cummins, Chairman and Chief Executive Officer.
To support these multi-billion-dollar contracts, Applied Digital has established a repeatable financing framework with top-tier financial institutions. This includes a development loan facility with Macquarie Equipment Capital for pre-lease sourcing, planning, and early construction, as well as our previously announced financing arrangement with Macquarie Asset Management. Under the terms of that preferred equity arrangement, upon lease execution with an investment-grade hyperscaler, the Company may access a preferred equity financing facility with Macquarie Asset Management, subject to mutual agreement between the parties, providing up to $4.1 billion of remaining preferred equity capital for these projects. To date, the Company has drawn $900 million in funds under this preferred equity arrangement. These agreements allow Applied Digital to retain over 85% common equity ownership of each site while committing limited corporate capital, significantly reducing the need to access public capital markets.
In addition, a special purpose subsidiary of the Company recently completed a $2.35 billion senior secured private notes offering with Morgan Stanley as lead, further strengthening the balance sheet. As of period end, Applied Digital held approximately $2.3 billion in total cash, cash equivalents, and restricted cash, $5.2 billion in total assets, $3.2 billion in liabilities, and approximately $2.1 billion in temporary and stockholders' equity, with the majority of its debt not maturing until 2030. These figures do not include the $382.5 million in proceeds from financings that closed after the quarter ended.

“This strong liquidity position gives us flexibility to complete construction, bring assets online, and generate cash flow to refinance and pay down debt. We are committed to maintaining one of the strongest balance sheets in the industry while preserving access to capital and strategic partnerships, which we believe provides a meaningful competitive advantage by reducing both risk and our cost of capital,” said Saidal Mohmand.
Applied Digital continues to prioritize responsible development and grid management. Strategic investments in Babcock & Wilcox, focused on power and thermal infrastructure, and Corintis, a developer of advanced direct-to-chip liquid cooling, support high-performance data centers while easing pressure on local utilities. These investments further advance Applied Digital’s thought leadership at the forefront of data center technology and deepen its influence across the ecosystem.
The Company is committed to being a positive force in the communities where it operates. During the quarter, Applied Digital launched Applied Digital Cares, a new initiative providing grants to support education, health, innovation, and local community development.
In summary, AI infrastructure represents a once-in-a-generation investment opportunity, driven by hyperscaler capital expenditures that now exceed $400 billion annually and are accelerating rapidly. Applied Digital positioned itself early through strategic investments in purpose-built, next-generation data centers. Our initial hyperscaler customers are expected to expand within our existing campuses, while additional customers are anticipated across new sites. This strong demand across our campuses, together with our current expectation for additional leases leads us to expect that we will now exceed our $1 billion NOI target within the next five years.
HPC Hosting Update
Our HPC Hosting Business designs, builds, and operates next-generation data centers, providing massive computing power to support HPC applications in a cost-effective model.
Operations commenced at our first HPC data center at Polaris Forge 1 with 100 MW of capacity. A second 150 MW HPC data center is under construction at the same campus and is expected to come online in calendar 2026, while a third 150 MW facility is anticipated in calendar 2027.
On August 18, 2025, we broke ground on Polaris Forge 2, a $3 billion, 200 MW data center campus near Harwood, North Dakota. Initial capacity is anticipated in calendar 2026, with full capacity online by early calendar 2027. On October 22, 2025, we signed an approximately 15-year lease with a U.S. based investment-grade hyperscaler for 200 MW at Polaris Forge 2.
Revenue from the HPC Hosting Business was $85.0 million for the quarter and $111.3 million for the six months ended November 30, 2025.
Data Center Hosting Update
Applied Digital’s Data Center Hosting Business operates data centers to provide energized space to Bitcoin/crypto mining customers. As of November 30, 2025, the Company’s 106 MW facility in Jamestown, ND, and 180 MW facility in Ellendale, ND, are operating at full capacity.
During the three months ended November 30, 2025, the Company generated $41.6 million in revenue from the Data Center Hosting Business segment, representing an increase of 15% compared to the $36.2 million during the three months ended November 30, 2024. The growth was primarily driven by performance improvements across the Company’s data center hosting facilities.

We are very pleased with our Data Center Hosting Business, which generated $16.0 million in segment operating profit for the three months ended November 30, 2025 on $130.8 million in reported assets at the end of the period.
Cloud Services Business Update
Applied Digital announced a proposed business combination to spin out Applied Digital Cloud (which we have been reporting as discontinued operations since the quarter ended May 31, 2025) and merge it with EKSO Bionics Holdings (Nasdaq: EKSO) ("EKSO") to form ChronoScale, a dedicated accelerated-compute platform for GPU-optimized AI infrastructure. Upon closing, Applied Digital is expected to retain majority ownership of over 80% of the combined company. We believe this separation will allow both the cloud compute and data center businesses to scale independently, providing greater strategic and capital flexibility while enhancing long-term shareholder value.
The proposed Business Combination is subject to execution of final binding documents, completion of customary due diligence, customary regulatory and shareholder approvals, and satisfaction of closing conditions.
Financial Results from Continuing Operations for Fiscal Second Quarter 2026
Operating Results
Total revenues in the fiscal second quarter 2026 were $126.6 million compared to $36.2 million, up 250% from the fiscal second quarter 2025. Approximately $85.0 million of the increase was due to revenue generated related to our HPC Hosting Business, with approximately $73.0 million related to tenant fit-out services and $12.0 million related to rental revenues as ELN-02 at Polaris Forge 1 fully energized during the current quarter. The remaining $5.4 million increase in revenue is related to the Data Center Hosting Business and is due to performance improvements compared to the three months ended November 30, 2024.
Cost of revenues in the fiscal second quarter 2026 were $100.6 million compared to $22.7 million, up 344% from the fiscal second quarter 2025. The increase was primarily driven by an increase of $69.5 million in expenses associated with tenant fit-out services for our HPC Hosting Business, an increase of $3.2 million in energy costs associated with our Data Center Hosting Business, and an increase of $5.2 million in other expenses directly attributable to generating revenue.
Selling, general and administrative expenses in the fiscal second quarter 2026 were $57.0 million compared to $26.0 million, up 119% from the fiscal second quarter of 2025 driven by the Company’s overall business growth. This increase was due to increases of $23.8 million in stock based compensation due to accelerated vesting of certain employee stock awards, $4.7 million in professional service expense primarily related to legal services provided on discrete transactions and projects, as well as general support of the business and $2.5 million in personnel expenses for employee costs and other costs attributable to supporting the growth of the business.
Interest expense, net in the fiscal second quarter 2026 was $11.5 million compared to $2.9 million, up 292%, from the fiscal second quarter 2025. The increase was primarily driven by a $10.8 million increase in loan interest due to loan activity during the three months ended November 30, 2025. These increases were partially offset by a $2.3 million increase in interest income due to an increase in funds held in money market accounts.
Gain on change in fair value of derivative was $13.1 million for the three months ended November 30, 2025, due to the change in fair value of our Babcock & Wilcox Enterprises, Inc. (“B&W”) common stock warrant. There was no such gain recorded in the prior year comparative period.

Gain on change in fair value of investment was $2.8 million for the three months ended November 30, 2025, due to the change in fair value of our investment in B&W common stock. There was no such gain recorded in the prior year comparative period.
Net loss attributable to common stockholders for the fiscal second quarter 2026 was $31.2 million, or $0.11 per basic and diluted share. This compares to a net loss attributable to common stockholders of $129.0 million, or $0.61 per basic and diluted share for the fiscal second quarter of 2025.
Adjusted net income, a non-GAAP financial measure, for the fiscal second quarter 2026, was $0.1 million, or $0.00 per basic and diluted share. This compares to an adjusted net loss, a non-GAAP financial measure, of $1.5 million, or $0.01 per basic and diluted share, for the fiscal second quarter of 2025.
Adjusted EBITDA, a non-GAAP financial measure, for the fiscal second quarter 2026 was $20.2 million compared to an Adjusted EBITDA of $6.1 million for the fiscal second quarter 2025.
Balance Sheet
As of November 30, 2025, the Company had $2.3 billion in cash, cash equivalents, and restricted cash, along with $2.6 billion in debt.
Conference Call
As previously announced, Applied Digital will host a conference call today, January 7, 2026, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
Participant Dial-In: 1-800-549-8228
Conference ID: 75943
The conference call will be broadcast live and available for replay for one year here.
Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please get in touch with Applied Digital’s investor relations team at 1-949-574-3860.
A phone replay of the call will also be available from 8:00 p.m. Eastern Time on January 7, 2026, through January 14, 2026, at 11:59 p.m. Eastern Time.
Replay Dial-In: 1-888-660-6264
Playback Passcode: #75943
About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) named Best Data Center in the Americas 2025 by Datacloud - designs, builds and operates high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads. Headquartered in Dallas, TX, and founded in 2021, the Company combines hyperscale expertise, proprietary waterless cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its award-winning Polaris Forge AI Factory model. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.

Additional Information and Where to Find It
This press release does not contain all of the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF EKSO AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS OR INFORMATION STATEMENT, AS THE CASE MAY BE, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS OR INFORMATION STATEMENT, AS THE CASE MAY BE, AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) SEC IN CONNECTION WITH EKSO’S SOLICITATION OF PROXIES FROM ITS SHAREHOLDERS TO APPROVE THE PROPOSED BUSINESS COMBINATION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS OR INFORMATION STATEMENT, AS THE CASE MAY BE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT APPLIED DIGITAL, EKSO AND THE PROPOSED BUSINESS COMBINATION. Investors and security holders will also be able to obtain copies of the Proxy Statement/Prospectus or Information Statement, as the case may be, and all other documents filed or that will be filed with the SEC by Applied Digital and EKSO, without charge, once available, on the SEC’s website at www.sec.gov.
NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED BUSINESS COMBINATION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PRESS RELEASE. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
Participants in the Solicitation
Applied Digital, EKSO and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from EKSO’s shareholders in connection with the proposed Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the proposed Business Combination and their ownership of EKSO securities, are or will be contained in EKSO’s filings with the SEC. Additional information regarding the interests of persons who may, under SEC rules, be deemed participants in the solicitation of proxies of EKSO’s shareholders in connection with the proposed Business Combination, including the names and interests of EKSO’s directors and executive officers, will be, if required, set forth in the soliciting materials to be filed by EKSO with the SEC. Investors and security holders may obtain free copies of these documents as described above.
No Offer or Solicitation
This press release is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Applied Digital Cloud or EKSO, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding lease agreements and any current or prospective data center campus development; (ii) statements about the high-performance computing (HPC) industry; (iii) statements of Company plans and objectives, including the Company’s evolving business model, or estimates or predictions of actions by suppliers; (iv) statements of future economic performance; (v) statements of assumptions underlying other statements and statements about the Company or its business; (vi) the Company’s plans to obtain future project financing; (vii) statements regarding the parties entering into definitive documentation with respect to, and the closing of, the proposed Business Combination; (viii) statements regarding certain filings the parties expect to make with the SEC in connection with the proposed Business Combination, including statements regarding the filing of the preliminary and definitive proxy statement or information statement to solicit shareholder votes of the EKSO shareholders; (ix) statements regarding the business to be created by the proposed Business Combination, including the anticipated benefits of ChronoScale’s accelerated compute platform; and (x) statements regarding the combined business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include, among others: our ability to complete construction of our data center campuses as planned; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to artificial intelligence and HPC infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the lease agreements; our ability to raise additional capital to fund the ongoing datacenter construction and operations; our ability to obtain financing of datacenter leases on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the datacenter leases with CoreWeave and at our Polaris Forge 2 campus and future tenants; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; conditions in the debt and equity capital markets; and, with respect to the proposed Business Combination - our ability to negotiate and execute definitive documentation with respect to the proposed Business Combination, our ability to close the proposed Business Combination, difficulties and delays in integrating the combined business resulting from the proposed Business Combination, higher than anticipated transaction costs, our ability to realize the contemplated financial, business or strategic benefits associated with the proposed Business Combination. A further list and description of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the Company’s website (www.applieddigital.com) under “Investors,” or on request from the Company. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Use and Reconciliation of Non-GAAP Financial Measures
To supplement our unaudited condensed consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations by providing perspective on results absent one-time or significant non-cash items. We utilize these measures in the business planning process to understand expected operating performance and to evaluate results against those expectations. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results regarding factors and trends affecting our business and provide a reasonable basis for comparing our ongoing results of operations.
These non-GAAP financial measures are provided as supplemental measures to the Company’s performance measures calculated in accordance with GAAP and therefore, are not intended to be considered in isolation or as a substitute for comparable GAAP measures. Further, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, we caution investors that the non-GAAP financial measures as used by us in this earnings release have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Further, investors should be aware that when evaluating these non-GAAP financial measures, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, from time to time in the future there may be items that we may exclude for purposes of our non-GAAP financial measures and we may in the future cease to exclude other items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of the adjustments to arrive at our non-GAAP financial measures. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate the Company’s business.
Adjusted Operating Income, Adjusted Net Income (Loss) from Continuing Operations, and Adjusted Net Income (Loss) from Continuing Operations per Diluted Share
“Adjusted Operating Income” and “Adjusted net income (loss) from continuing operations” are non-GAAP financial measures that represent operating (loss) income and net loss from continuing operations, respectively. Adjusted Operating Income is Operating (loss) income excluding stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, loss on abandonment of assets, loss (gain) on classification of held for sale, accelerated depreciation and amortization, restructuring expenses and other non-recurring expenses that Management believes are not representative of the Company’s expected ongoing costs. Adjusted net income (loss) from continuing operations is Adjusted Operating Income further adjusted for gain on change in fair value of derivatives, gain on change in fair value of investments, loss on conversion of debt and loss on change in fair value of debt. We define “Adjusted net income (loss) from continuing operations per diluted share” as Adjusted net income (loss) from continuing operations divided by weighted average diluted share count.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest expense, net, income tax expense, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, loss (gain) on classification of held for sale, gain on change in fair value of derivative, gain on change in fair value of investment, loss on abandonment of assets, loss on conversion of debt, loss on change in fair value of debt, restructuring expenses and other non-recurring expenses that Management believes are not representative of our expected ongoing costs.

Investor Relations Contacts	Media Contact
Matt Glover or Ralf Esper	Buffy Harakidas, EVP
Gateway Group, Inc.	JSA (Jaymie Scotto & Associates)
(949) 574-3860	(856) 264-7827
APLD@gateway-grp.com	jsa_applied@jsa.net

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value data)

	November 30, 2025	May 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,913,436	$41,552
Restricted cash	205,121	72,368
Accounts receivable	13,345	3,043
Prepaid expenses and other current assets	272,012	9,430
Current assets held for sale	313,403	304,200
Total current assets	2,717,317	430,593
Property and equipment, net	2,001,450	1,239,941
Operating lease right of use assets, net	656	960
Finance lease right of use assets, net	1,532	17,820
Other assets	508,389	180,776
TOTAL ASSETS	$5,229,344	$1,870,090

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$92,911	$247,528
Accrued liabilities	207,454	29,549
Current portion of operating lease liability	632	692
Current portion of finance lease liability	1,366	13,633
Current portion of debt	12,555	10,331
Customer deposits	16,752	16,125
Deferred revenue	29,444	—
Due to customer	2,658	4,807
Current liabilities held-for-sale	161,318	216,047
Other current liabilities	38,311	19,432
Total current liabilities	563,401	558,144
Long-term portion of operating lease liability	105	381
Long-term portion of finance lease liability	8	15
Long-term debt	2,594,011	677,825
Total liabilities	3,157,525	1,236,365
Commitments and contingencies (Note 15)
Temporary equity
Series E preferred stock, $0.001 par value, 2,000,000 shares authorized, 301,673 shares issued and 281,673 shares outstanding at November 30, 2025, and 301,673 shares issued and outstanding at May 31, 2025	6,432	6,932
Series E-1 preferred stock, $0.001 par value, 62,500 shares authorized, 62,500 shares issued and 62,260 shares outstanding at November 30, 2025, and 62,500 shares issued and 62,485 shares outstanding at May 31, 2025	56,796	57,011
Series G preferred stock, $0.001 par value, 1,030,000 shares authorized, 43,250 shares issued and outstanding at November 30, 2025, and 78,000 shares issued and outstanding at May 31, 2025	41,990	72,094
Redeemable noncontrolling interest	516,972	—
Stockholders' equity:
Common stock, $0.001 par value, 600,000,000 shares authorized, 286,248,510 shares issued and 279,083,210 shares outstanding at November 30, 2025, and 234,200,868 shares issued and 224,909,669 shares outstanding at May 31, 2025	287	230
Treasury stock, 7,165,300 shares at November 30, 2025 and 9,291,199 shares at May 31, 2025, at cost	(52,737)	(31,400)
Additional paid in capital	2,014,459	1,009,913
Accumulated deficit	(512,380)	(481,055)
Total stockholders’ equity attributable to Applied Digital Corporation	1,449,629	497,688
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$5,229,344	$1,870,090

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Three Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Revenue:
Revenue	$126,589	$36,163	$190,805	$69,086
Related party revenue	—	—	—	1,926
Total revenue	126,589	36,163	190,805	71,012
Costs and expenses:
Cost of revenues	100,553	22,661	156,158	45,404
Selling, general and administrative(1)	56,993	25,974	86,145	36,966
Gain on classification as held for sale(2)	—	192	—	(24,616)
Loss on abandonment of assets	—	141	1,751	769
Total costs and expenses	157,546	48,968	244,054	58,523
Operating (loss) income	(30,957)	(12,805)	(53,249)	12,489
Interest expense, net	11,484	2,929	15,431	5,888
Gain on change in fair value of derivative	(13,126)	—	(13,126)	—
Gain on change in fair value of investment	(2,767)	—	(2,767)	—
Loss on conversion of debt	—	25,410	—	33,612
Loss on change in fair value of debt	—	87,218	—	85,439
Net (loss) income before income tax expenses	(26,548)	(128,362)	(52,787)	(112,450)
Income tax expense	15	1	23	1
Net (loss) income from continuing operations	(26,563)	(128,363)	(52,810)	(112,451)
Net (loss) income from discontinued operations	12,113	(10,363)	21,434	(30,522)
Net loss	(14,450)	(138,726)	(31,376)	(142,973)
Net loss attributable to noncontrolling interest	(3,061)	—	(3,061)	—
Preferred dividends	(1,571)	(629)	(3,146)	(673)
Net loss attributable to common stockholders	(19,082)	(139,355)	(37,583)	(143,646)

Net loss attributable to common stockholders
Continuing operations	$(31,195)	$(128,992)	$(59,017)	$(113,124)
Discontinued operations	12,113	(10,363)	21,434	(30,522)
Net loss	$(19,082)	$(139,355)	$(37,583)	$(143,646)

Basic and diluted net (loss) income per share attributable to common stockholders
Continuing operations	$(0.11)	$(0.61)	$(0.22)	$(0.63)
Discontinued operations	0.04	(0.05)	0.08	(0.17)
Basic and diluted net loss per share	$(0.07)	$(0.66)	$(0.14)	$(0.80)

Basic and diluted weighted average number of shares outstanding	277,423,733	209,560,339	266,599,490	179,119,398
(1)Includes related party selling, general and administrative expense of $0.1 million for each of the three months ended November 30, 2025 and November 30, 2024, and for each of the six months ended November 30, 2025 and November 30, 2024, respectively. See Note 6 - Related Party Transactions for further discussion of related party transactions.
(2)Includes $25 million received in connection with the sale of our Garden City facility once conditional approval requirements were met and escrowed funds were released during the six months ended November 30, 2024.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Six Months Ended
	November 30, 2025	November 30, 2024
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(31,376)	$(142,973)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,739	60,761
Stock-based compensation	44,592	542
Lease expense	10,826	15,380
Gain on change in fair value of derivative	(13,126)	—
Gain on change in fair value of investment	(2,767)	—
Amortization of debt issuance costs	11,700	2,424
Gain on classification of held for sale	—	(24,616)
Loss on conversion of debt	—	33,612
Loss on change in fair value of debt	—	85,439
Loss on abandonment of assets	2,243	769
Changes in operating assets and liabilities:
Accounts receivable	(15,545)	(8,466)
Prepaid expenses and other current assets	(6,247)	(7,153)
Customer deposits	627	2,306
Related party customer deposits	—	(1,549)
Deferred revenue	26,002	(31,487)
Related party deferred revenue	—	(1,692)
Accounts payable	(159,003)	(82,849)
Accrued liabilities	21,026	(2,515)
Due to customer	(2,149)	(5,647)
Lease assets and liabilities	5,207	(19,382)
Other assets	(2,617)	(1,058)
CASH FLOW USED IN OPERATING ACTIVITIES	(97,868)	(128,154)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(801,490)	(225,847)
Proceeds from satisfaction of contingency on sale of assets	—	25,000
Finance lease prepayments	—	(5,270)
Investment in companies	(17,000)	(1,422)
CASH FLOW USED IN INVESTING ACTIVITIES	(818,490)	(207,539)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(70,049)	(62,170)
Borrowings of long-term debt	2,419,863	275,000
Repayments of long-term debt	(430,286)	(133,314)
Payment of deferred financing costs	(78,699)	(28,927)
Tax payments for restricted stock upon vesting	(15,467)	—
Noncontrolling interest contributions	562,500	—
Noncontrolling interest issuance costs	(61,819)	—
Proceeds from issuance of common stock	196,366	191,590
Common stock issuance costs	(5,949)	(10,233)
Proceeds from issuance of preferred stock	589,999	67,085
Preferred stock issuance costs	(11,796)	(5,947)
Redemption of preferred stock	(725)	—
Dividends issued on preferred stock	(3,147)	(672)
Warrant issuance costs	(8,250)	—
Exercise of warrants	6,265	—
Proceeds from issuance of SAFE agreement included in long-term debt	—	12,000
Repurchase of shares	—	(31,342)
Proceeds from convertible notes	—	450,000
Purchase of capped call options	—	(51,750)
Purchase of prepaid forward contract	—	(52,736)
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	3,088,806	618,584

	Six Months Ended
	November 30, 2025	November 30, 2024

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	2,172,448	282,891
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD, INCLUDING CASH FROM DISCONTINUED OPERATIONS	123,318	31,688
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD, INCLUDING CASH FROM DISCONTINUED OPERATIONS	2,295,766	314,579
Less: CASH, CASH EQUIVALENTS, AND RESTRICTED CASH FROM DISCONTINUED OPERATIONS	2	14
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH FROM CONTINUING OPERATIONS	$2,295,764	$314,565

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$20,643	$33,144
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Finance right-of-use assets obtained by lease obligation	$24,292	$97,489
Property and equipment in accounts payable and accrued liabilities	$176,158	$165,721
Conversion of debt to common stock	$—	$104,945
Conversion of preferred stock to common stock	$608,297	$10,191
Cashless exercise of warrants	$1	$4
Issuance of warrants, at fair value	$104,705	$44,115
Non-cash dividends paid in-kind	$3,112	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands, except percentage data)

	Three Months Ended		Six Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025		November 30, 2024
Adjusted operating income
Operating (loss) income (GAAP)	$(30,957)	$(12,805)	$(53,249)		$12,489
Stock-based compensation	28,051	4,283	42,497		1,900
Non-recurring repair expenses (1)	—	139	173		170
Diligence, acquisition, disposition and integration expenses (2)	13,562	8,493	14,759		11,368
Litigation expenses (3)	361	759	551		1,167
Loss on abandonment of assets	—	141	1,751		769
Loss (gain) on classification of held for sale	—	192	—		(24,616)
Accelerated depreciation and amortization (4)	—	—	—		45
Loss on legal settlement	—	—	—		—
Restructuring expenses (5)	304	—	735		—
Other non-recurring expenses (6)	293	213	782		287
Adjusted operating income (Non-GAAP)	$11,614	$1,415	$7,999		$3,579
Adjusted operating margin	9%	4%	4%		5%

Adjusted net income (loss) from continuing operations
Net (loss) income from continuing operations (GAAP)	$(26,563)	$(128,363)	$(52,810)	—	$(112,451)
Stock-based compensation	28,051	4,283	42,497		1,900
Non-recurring repair expenses (1)	—	139	173		170
Diligence, acquisition, disposition and integration expenses (2)	13,562	8,493	14,759		11,368
Litigation expenses (3)	361	759	551		1,167
Loss on abandonment of assets	—	141	1,751		769
Gain on classification of held for sale	—	192	—		(24,616)
Accelerated depreciation and amortization (4)	—	—	—		45
Gain on change in fair value of derivative	(13,126)	—	(13,126)		—
Gain on change in fair value of investment	(2,767)	—	(2,767)		—
Loss on conversion of debt	—	25,410	—		33,612
Loss on change in fair value of debt	—	87,218	—		85,439
Restructuring expenses (5)	304	—	735		—
Other non-recurring expenses (6)	293	213	782		287
Adjusted net income (loss) from continuing operations (Non-GAAP)	$115	$(1,515)	$(7,455)		$(2,310)
Adjusted net income (loss) from continuing operations per diluted share (Non-GAAP)	$—	$(0.01)	$(0.03)		$(0.01)

EBITDA and Adjusted EBITDA
Net loss from continuing operations (GAAP)	$(26,563)	$(128,363)	$(52,810)		$(112,451)
Interest expense, net	11,484	2,929	15,431		5,888
Income tax expense	15	1	23		1
Depreciation and amortization (4)	8,586	4,712	12,739		8,855

EBITDA (Non-GAAP)	$(6,478)	$(120,721)	$(24,617)		$(97,707)
Stock-based compensation	28,051	4,283	42,497		1,900
Non-recurring repair expenses (1)	—	139	173		170
Diligence, acquisition, disposition and integration expenses (2)	13,562	8,493	14,759		11,368
Litigation expenses (3)	361	759	551		1,167
Loss (gain) on classification of held for sale	—	192	—		(24,616)
Gain on change in fair value of derivative	(13,126)	—	(13,126)		—
Gain on change in fair value of investment	(2,767)	—	(2,767)		—
Loss on abandonment of assets	—	141	1,751		769
Loss on conversion of debt	—	25,410	—	—	33,612
Loss on change in fair value of debt	—	87,218	—	—	85,439
Restructuring expenses (5)	304	—	735		—
Other non-recurring expenses (6)	293	213	782		287
Adjusted EBITDA (Non-GAAP)	$20,200	$6,127	$20,738		$12,389
(1)Represents costs incurred for the non-recurring repair and replacement of equipment at our Data Center Hosting facilities.
(2)Represents legal, accounting and consulting costs incurred in association with certain discrete transactions and projects.
(3)Represents non-recurring litigation expense associated with our defense of class action lawsuits and legal fees related to matters with certain former employees. We do not expect to incur these expenses on a regular basis.
(4)Represents the acceleration of expense related to assets that were abandoned by us due to operational failure or other reasons. Depreciation and amortization in this amount is included in Depreciation and Amortization expense within our calculation of EBITDA, and therefore is not added back as a management adjustment in our calculation of Adjusted EBITDA.
(5)Represents non-recurring expenses associated with employee separations.
(6)Represents expenses that are not representative of our expected ongoing costs.